Exhibit 3.89

CERTIFICATE OF INCORPORATION

OF

Time Publishing Ventures, Inc.

1. The name of the corporation is:

Time Publishing Ventures, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of each of the directors is:

Michael J. Klingensmith	Time Incorporated 1271 Avenue of the Americas New York, New York 10020

S. Christopher Meigher, III	Time Incorporated 1271 Avenue of the Americas New York, New York 10020

Donald L. Spurdle	Time Incorporated 1271 Avenue of the Americas New York, New York 10020

7. The name and mailing address of the incorporator is:

Janice M. Rosamilia

Time Incorporated

1271 Avenue of the Americas

Rockefeller Center

New York, New York 10020

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of June, 1986.

/s/ Janice M. Rosamilia

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is TIME PUBLISHING VENTURES, INC.

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.

The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on April 19, 1989

/s/ Michael J. Klingensmith
MICHAEL J. KLINGENSMITH - President

Attest:

/s/ Jodi Kass
JODI KASS - Secretary

DEL. - C.A.-D.

CERTIFICATE OF OWNERSHIP AND MERGER

Merging

HEALTH PUBLICATIONS, INC.

(a Delaware corporation)

into

TIME PUBLISHING VENTURES, INC.

(a Delaware corporation)

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

Time Publishing ventures, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation is a corporation duly organized and existing pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”);

SECOND: That, immediately prior to the filing of this Certificate of Ownership and Merger, the Corporation lawfully owns all of the outstanding shares of each authorized class of capital stock of Health Publications, Inc., a Delaware corporation (the “Subsidiary”); and

THIRD: That, by resolutions of its Board of Directors duly adopted by unanimous written consent on December 23, 1993, the Corporation approved the merger of the Subsidiary with and into itself (the “Merger”) in accordance with Section 253 of the DGCL, and that said resolutions read exactly as follows:

RESOLVED, that Health publications, Inc., a Delaware corporation (“Health”), all of the outstanding capital stock of which is owned by the Corporation, be merged with and into the Corporation, which shall be the surviving corporation, pursuant to Section 253 of the DGCL, and that upon such merger becoming effective the Corporation shall assume all of the liabilities and obligations of Health;

RESOLVED, that the president or any vice-president and the secretary or any assistant secretary of the Corporation be, and each of them hereby is, directed to prepare and execute, under the seal of the Corporation, a Certificate of Ownership and Merger, which shall set forth a copy of these resolutions, to merge Health with and into the Corporation, and to file the same in the office of the secretary of State of the State of Delaware;

RESOLVED, that the merger shall not become effective until, and shall become effective upon, the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time or date as may be set forth in said Certificate of Ownership and Merger;

RESOLVED, that the foregoing resolutions may be amended or terminated by this Board of Directors at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute and deliver all such agreements, instruments and documents, in the name and on behalf of the Corporation, and to cause all such entities to be organized or to be dissolved, liquidated or merged, and to pay or cause to be paid all expenses, as they or any of them shall deem necessary or appropriate to accomplish the purposes of the foregoing resolutions; and that the execution and delivery of such agreements, instruments and documents, the organization, dissolution, liquidation or merger of such entities and the doing or performing of any such actions, shall be conclusive evidence that the same is authorized hereby.

FOURTH: That the Merger shall be effective on January 1, 1994.

IN WITNESS WHEREOF, Time Publishing Ventures, Inc. has caused this Certificate of Ownership and Merger to be executed and acknowledged in accordance with Section 103 of the General Corporation Law of the State of Delaware as of the 28th day of December 1993.

TIME PUBLISHING VENTURES, INC.

By:	/s/ Harry M. Johnston, III
Name: Harry M. Johnston, III
Title: Vice-President

[Seal]
Attest:

/s/ Richard I. Friedman
Assistant Secretary
Richard I. Friedman

CERTIFICATE OF OWNERSHIP AND MERGER

Merging

IN HEALTH INC.

(a Delaware corporation)

into

TIME PUBLISHING VENTURES, INC.

(a Delaware corporation)

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

Time Publishing Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation is a corporation duly organized and existing pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) ;

SECOND: That, immediately prior to the filing of this Certificate of Ownership and Merger, the Corporation lawfully owns all of the outstanding shares of each authorized class of capital stock of In Health Inc., a Delaware corporation (the “Subsidiary”); and

THIRD: That, by resolutions of its Board of Directors duly adopted by unanimous written consent on December 23, 1993, the Corporation approved the merger of the Subsidiary with and into itself (the “Merger”) in accordance with Section 253 of the DGCL, and that said resolutions read exactly as follows:

RESOLVED, that In Health Inc., a Delaware corporation (“In Health”), all of the outstanding capital stock of which is owned by the Corporation, be merged with and into the Corporation, which shall be the surviving corporation, pursuant to Section 253 of the DGCL, and that upon such merger becoming effective the Corporation shall assume all of the liabilities and obligations of In Health;

RESOLVED, that the president or any vice-president and the secretary or any assistant secretary of the Corporation be, and each of them hereby is, directed to prepare and execute, under the seal of the Corporation, a Certificate of Ownership and Merger, which shall set forth a copy of these resolutions, to merge In Health with and into the Corporation, and to file the same in the office of the Secretary of state of the State of Delaware;

RESOLVED, that the merger shall not become effective until, and shall become effective upon, the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time or date as may be set forth in said Certificate of Ownership and Merger;

RESOLVED, that the foregoing resolutions may be amended or terminated by this Board of Directors at any time prior to the filing of the Certificate of ownership and Merger with the Secretary of State of the State of Delaware; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute and deliver all such agreements, instruments and documents, in the name and on behalf of the Corporation, and to cause all such entities to be organized or to be dissolved, liquidated or merged, and to pay or cause to be paid all expenses, as they or any of them shall deem necessary or appropriate to accomplish the purposes of the foregoing resolutions; and that the execution and delivery of such agreements, instruments and documents, the organization, dissolution, liquidation or merger of such entities and the doing or performing of any such actions, shall be conclusive evidence that the same is authorized hereby.

FOURTH: That the Merger shall be effective on January 1, 1994.

IN WITNESS WHEREOF, Time Publishing Ventures, Inc. has caused this Certificate of Ownership and Merger to be executed and acknowledged in accordance with Section 103 of the General Corporation Law of the State of Delaware as of the 28th day of December 1993.

TIME PUBLISHING VENTURES, INC.

By:	/s/ Harry M. Johnston, III
Name: Harry M. Johnston, III
Title: Vice-President

[Seal]
Attest:

/s/ Richard I. Friedman
Assistant Secretary
Richard I. friedman

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

TIME PUBLISHING VENTURES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is THE PRENTICE - HALL CORPORATION SYSTEM, INC. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY” adopted the following resolutions as of the 17th day of April, 1997.

RESOLVED, that the registered office of the Corporation in the State of Delaware be, and it hereby is, changed to The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle; and further

RESOLVED, that the authorization of the present registered agent of the Corporation in the State of Delaware be, and it hereby is withdrawn and that The Corporation Trust Company be, and it hereby is, appointed the registered agent of the Corporation in the State of Delaware at the address of the Corporation’s registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Richard I. Friedman, its Assistant Secretary, as of this 31st day of July, 1997.

By:	Richard I. Friedman
Richard I. Friedman
Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Time Publishing Ventures, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1 ” so that, as amended, said Article shall be and read as follows:

1.	The name of the corporation is:

TI Publishing Ventures, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of October, 2018.

By:	/s/ Joseph H. Ceryanec

Authorized Officer

Title:	President & CEO

Name:	Joseph H. Ceryanec
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